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                                                                    Exhibit 7(a)

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing by Falcon Mezzanine Investments, LLC on behalf of all of the undersigned of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $1.00 per share, of Horizon Offshore, Inc., and further agree that this Agreement shall be included as an Exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

         This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 22, 2004.


                                         FALCON MEZZANINE INVESTMENTS, LLC


                                         By: /s/ William J. Kennedy Jr.
                                             ---------------------------------
                                             Name:  William J. Kennedy Jr.
                                             Title: Managing Director


                                         FALCON MEZZANINE PARTNERS, LP

                                         By: Falcon Mezzanine Investments, LLC,
                                             its General Partner


                                         By: /s/ William J. Kennedy Jr.
                                             ---------------------------------
                                             Name:  William J. Kennedy Jr.
                                             Title: Managing Director


                                         FALCON INVESTMENT ADVISORS, LLC


                                         By: /s/ William J. Kennedy Jr.
                                             ---------------------------------
                                             Name:  William J. Kennedy Jr.
                                             Title: Managing Director